Calculation of Filing Fee Tables
S-3
Lazard, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Other	Guarantees of 3.625% Senior Notes Due 2027 of Lazard Group LLC	457(o)	300,000,000		$ 300,000,000.00	0.0001531	$ 45,930.00
Fees to be Paid	2	Other	Guarantees of 4.500% Senior Notes Due 2028 of Lazard Group LLC	457(o)	500,000,000		$ 500,000,000.00	0.0001531	$ 76,550.00
Fees to be Paid	3	Other	Guarantees of 4.375% Senior Notes Due 2029 of Lazard Group LLC	457(o)	500,000,000		$ 500,000,000.00	0.0001531	$ 76,550.00
Fees to be Paid	4	Other	Guarantees of 6.000% Senior Notes Due 2031 of Lazard Group LLC	457(o)	400,000,000		$ 400,000,000.00	0.0001531	$ 61,240.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,700,000,000.00		$ 260,270.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 260,270.00
Offering Note
[1]	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). For purposes of this calculation, the maximum aggregate offering price, which is estimated solely for the purpose of calculating the registration fee, is the aggregate principal amount of the series of the Lazard Group LLC debt securities proposed to be amended and receive the guarantees offered hereby, which is $300,000,000.

[2]	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). For purposes of this calculation, the maximum aggregate offering price, which is estimated solely for the purpose of calculating the registration fee, is the aggregate principal amount of the series of the Lazard Group LLC debt securities proposed to be amended and receive the guarantees offered hereby, which is $500,000,000.

[3]	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). For purposes of this calculation, the maximum aggregate offering price, which is estimated solely for the purpose of calculating the registration fee, is the aggregate principal amount of the series of the Lazard Group LLC debt securities proposed to be amended and receive the guarantees offered hereby, which is $500,000,000.

[4]	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). For purposes of this calculation, the maximum aggregate offering price, which is estimated solely for the purpose of calculating the registration fee, is the aggregate principal amount of the series of the Lazard Group LLC debt securities proposed to be amended and receive the guarantees offered hereby, which is $400,000,000.